Exhibit 10(z)-3
BBVA

Banco Bilbao Vizcaya Argentaria
_____________________________________________________________________________________________________________________________________________
          New York Branch
1345 Avenue of the Americas, 45th Floor
New York, N.Y. 10105
Tel. (212) 728-1500
FIRST AMENDMENT TO THE UNCOMMITTED
LINE OF CREDIT LETTER AGREEMENT

This First Amendment to the Uncommitted Line of Credit Letter Agreement (this “Amendment”) is entered into on August 30, 2013, by and between, PPL ENERGY SUPPLY, LLC, a Delaware limited liability company (“Borrower”), and BANCO BILBAO VIZCAYA ARGENTARIA, S.A., acting through its New York Branch (the “Bank”).  Capitalized terms not defined herein shall have the meaning assigned in the Agreement (as defined below).

WHEREAS, Borrower and Bank entered into that certain Uncommitted Line of Credit Letter Agreement dated as of July 1, 2012 (the “Agreement”);

WHEREAS, the Borrower has requested the Bank to reduce the Facility Amount from US$ 100,000,000 to US$ 75,000,000 as of August 30, 2013;

WHEREAS, pursuant to the Agreement, any change to the Agreement or any Letter of Credit Document or to the terms thereof must be in writing signed by the parties thereto;

NOW, THEREFORE, the parties agree as follows:

1.	Amendments. (a) The corresponding section of the Agreement denominated “Type and Amount of Facility” is hereby deleted and replaced with the following:

“Type and Amount of Facility:
Uncommitted revolving letter of credit facility in an aggregate principal amount not to exceed $75,000,000 (the “Facility Amount”) at any one time outstanding. Under the line of credit, the Borrower may obtain letters of credit (each a “Letter of Credit”). No Letter of Credit shall be issued if, after giving effect thereto (i) the aggregate unpaid principal amount of all unreimbursed drawings under Letters of Credit plus (ii) the aggregate amount then available for drawing under all Letters of Credit would exceed the Facility Amount.”

(b) References in the Agreement to the Syndicated Credit Agreement shall mean that $3,000,000,000 Revolving Credit Agreement dated as of November 6, 2012 by and among PPL Energy Supply, LLC, as Borrower, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

2.	Effective Date. The amendment to the Agreement provided for herein shall become effective as of September 1, 2013, (the “Amendment Effective Date”).

3.
Future Actions. The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any other release, waiver, amendment or modification of any term or condition of the Agreement or any Letter of Credit Document now or in the future except as specifically provided herein, or (ii) prejudice any right, power or remedy that any party to the Agreement or any Letter of Credit Document now has or may have in the future under or in connection with the Agreement.

4.
Acknowledgment and Ratification of Obligations.  Borrower hereby acknowledges and agrees that both before and after giving effect to this Amendment, the Agreement and any Letter of Credit Document and the obligations contained therein and herein are legal, valid and binding, and enforceable against the Borrower in accordance to their terms, except to the extent limited by (a) bankruptcy, insolvency, fraudulent conveyance or reorganization laws or by other similar laws relating to or affecting the enforceability of creditors’ rights generally and by general equitable principles which may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of law or equity or (b) any applicable public policy on enforceability of provisions relating to contribution and indemnification.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and all other provisions of the existing Agreement and any Letter of Credit Document shall remain unchanged and shall continue to be, and shall remain, in full force and effect and unaffected hereby except, as set forth herein, from and after the Amendment Effective Date.  The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the existing Agreement, as amended.

5.
Representations and Warranties.  Borrower hereby represents and warrants as follows: (i) the representations and warranties contained in the Agreement and in any Letter of Credit Document are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, (ii) the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary Limited Liability Company action, and the amendments contained herein do not contravene or conflict with any provision of (A) applicable law, (B) any judgment or decree or order, or (C) the organizational documents of the Borrower, and (iii) that there is no default or Event of Default (as defined in the Agreement) existing or continuing by execution, delivery or performance of the amendments contained herein or the consummation of the transactions contemplated hereby.

6.	Governing Law; Jurisdiction. This Amendment shall be governed in accordance with the laws of the State of New York. The jurisdictional provisions in the Agreement shall apply to this Amendment.

7.
Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns and any corporate successors, by merger, consolidation or other corporate organization without limitation.

8.	Headings. The headings contained in this Amendment are solely for convenience and shall not be used or relied upon in any manner in the construction or interpretation of this Amendment.

9.	Counterparts. This Amendment may be signed in any number of counterparts each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PPL ENERGY SUPPLY, LLC	BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By: _________________________	By: _________________________
Name: MARK F. WILTEN	Name:
Title: Vice President and Treasurer	Address: 1345 Avenue of the Americas 45th Fl.
Address: 2 North Ninth Street	New York, NY 10025
Allentown, PA 18101
By: __________________________
Name:
Title:
Address: 1345 Avenue of the Americas 45th Fl
New York, NY 10025